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                                                                   Exhibit 10.23


                          ABOVENET COMMUNICATIONS INC.
                     50 W. San Fernando Street, Suite #1010
                           San Jose, California 95113



                                                   June 22, 1999




Mr. David Rand
15864 Highland Drive
San Jose, CA 95127-1743

Dear David:

         This Letter Agreement sets forth the basic terms and conditions of your agreement with AboveNet Communications Inc., a Delaware corporation ("Company"), for your employment with the Company. By signing this Letter Agreement, you will be agreeing to the terms of your employment as set forth below. It is important that you understand clearly both what your benefits are and what is expected of you in your employment with the Company. This Letter Agreement shall be effective as of the Effective Date (as described in Section 13 below) and amends, restates and replaces your existing letter agreement dated May 19, 1998 in its entirety as of the Effective Date. This Letter Agreement is being entered into in connection with the Agreement and Plan of Merger, dated as of the date hereof (the "Merger Agreement"), between the Company, Metromedia Fiber Network, Inc., a Delaware Corporation ("MFN"), and Magellan Acquisition, Inc. ("Merger Sub") pursuant to which the Company will be merged with Merger Sub with the Company as the surviving corporation.

         1. SALARY. During the Term (as defined below) you will be paid an annual base salary of Two-Hundred and Fifty Thousand Dollar ($250,000) (the "Base Salary"), less regular payroll deductions, payable in accordance with the standard payroll practices of MFN, which covers all hours worked. Not later than on each anniversary of the Effective Date during the Initial Term of this Letter Agreement and any Additional Term, the Board of Directors of MFN (the "Board") shall review your Base Salary. Your Base Salary shall be increased each year as determined by the Board. Your Base Salary shall not be decreased during the Initial Term or any Additional Term. You shall be entitled to an annual bonus of One-Hundred and Twenty Five Thousand Dollars ($125,000) based upon performance targets established by the Board at the beginning of each year of employment hereunder, payable in accordance with the normal payment procedures of MFN and subject to such withholdings and other normal employee deductions as may be required by law or elected by you in accordance

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                                                                               2


with MFN's benefit plans.

         In addition, upon consummation of the merger contemplated by the Merger Agreement, you will receive options to acquire 500,000 shares of MFN Class A Common Stock pursuant to the MFN 1997 Incentive Stock Plan at an exercise price equal to the fair market value on the date of grant. You shall be vested in 25% of the option shares on the first anniversary of the Effective Date, and in 25% of the option shares on each of the second, third and fourth anniversaries of the Effective Date.

         2. DUTIES. Your job title will be Chief Technology Officer-AboveNet. Your duties generally will be in the areas of keeping the Company current on relevant technology, hiring and maintaining a staff of appropriate employees in your areas of responsibility, consistent with MFN Human Resource policies and budgets, making sure the Company retains its Tier 1 status, negotiating peering agreements together with the MFN Finance Department, and working with MFN's Chief Executive Officer ("CEO") and MFN's President to implement the Company's ISX (Internet Service Exchange) mission and the Company's so-called one hop solution, but you may be assigned other duties as needed and your duties may change from time to time on reasonable notice, based on the needs of MFN, the Company and your skills, as determined by MFN.

         In addition, you will serve as a member of the Board.

         As an exempt employee, you are required to exercise your specialized expertise, independent judgment and discretion to provide high-quality services. You are required to follow office policies and procedures adopted from time to time by MFN and to take such general direction as you may be given from time to time by your superiors. MFN reserves the right to change these policies and procedures at any time. (Also see Adjustments and Changes in Employment Status). You are required to devote your full energies, efforts and abilities to your employment, unless MFN expressly consents, which consent shall not be unreasonably withheld. You are not permitted to engage in any business activity that competes with the Company, MFN or any Affiliated Companies. Notwithstanding the foregoing, you may serve as a director (but not as an employee or officer) to any other company that is not "directly competitive" with MFN or the Company upon prior notice to the Board which shall determine in its sole discretion whether such other company is or is not "directly competitive" with MFN or the Company.

         3. HOURS AND PLACE OF WORK. You will be expected to devote all of your business time, attention and skills to the Company's business. You are generally expected to be present or available during the normal working hours of the Company. The normal working hours of

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                                                                               3


the Company will be established by MFN and may be changed as needed to meet the needs of the business of the Company and MFN. MFN agrees that you may work from your residence located at 15864 Highland Drive, San Jose, California 95127-1743, provided that you are available to attend meetings as required by the CEO, President and/or the Board, with appropriate prior notice to you. MFN will lend to you the equipment listed on Attachment A for you to use in connection with your work for the Company and will reimburse reasonable out-of-pocket expenses that you incur in connection with your work for the Company, subject to your compliance with MFN's standard employee expense reimbursement policies.

         4. ADJUSTMENTS AND CHANGES IN EMPLOYMENT STATUS. You understand that MFN reserves the right to make personnel decisions regarding your employment, including but not limited to decisions regarding any promotion, salary adjustment, transfer or disciplinary action, up to and including termination, consistent with the needs of the Company and MFN and subject to the terms of this Letter Agreement.

         5. PROPRIETARY INFORMATION AGREEMENT. Upon consummation of the merger contemplated by the Merger Agreement, you will be required to sign and abide by the terms of the enclosed Employee's Proprietary Information, Inventions and Related Technology Agreement, which is incorporated into this Letter Agreement by reference as ATTACHMENT B.

         6. IMMIGRATION DOCUMENTATION. Please be advised that your employment is contingent on your ability to prove your identity and authorization to work in the U.S. for the Company or MFN. You must comply with the Immigration and Naturalization Service's employment verification requirements.

         7. REPRESENTATION AND WARRANTY OF EMPLOYEE. You represent and warrant to the Company and MFN that the performance of your duties will not violate any agreements with or trade secrets of any other person or entity.

         8. EMPLOYEE BENEFITS. You will be reimbursed for expenses you reasonably incur in connection with the performance of your duties (including business travel and entertainment expense) all in accordance with MFN's policies with respect thereto. You shall be entitled to participate in such executive benefit plans and programs as MFN may from time to time offer or provide to executives of MFN, including, but not limited to, participation in life insurance, health and accident, medical and dental, disability and retirement plans and programs. You will be covered by workers' compensation insurance and State Disability Insurance, as required by state law.

         9. ADDITIONAL BENEFITS, IF ANY. You will be provided with the following additional

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                                                                               4


benefits, which may also change from time to time: No additional benefits.

        10. (a) TERM OF EMPLOYMENT. The term (the "Initial Term") of your employment hereunder shall commence upon the Effective Date (as defined in Section 13 of this Letter Agreement) and shall terminate on the fifth anniversary of such date (the "Expiration Date"), unless sooner terminated as provided in Section 9 below. This Letter Agreement will automatically extend for additional periods of one year ("Additional Term"), unless terminated by either party upon written notice to the other given not less than three (3) months prior to the termination of the Initial Term or each Additional Term. The Initial Term and Additional Term are hereinafter sometimes collectively referred to as the "Term".

            (b) TERMINATION OF EMPLOYMENT.

                (1) This Letter Agreement may be terminated prior to the Expiration Date in accordance with the following provisions:

                        (i) In the event of your death prior to the Expiration
                Date, this Letter Agreement shall automatically terminate; or

                        (ii) If you suffer a Disability (as hereinafter defined)
                prior to the Expiration Date, this Letter Agreement may be terminated at the option of MFN by notice from MFN to you given at any time after you shall have suffered a Disability. The term "DISABILITY" shall mean that you are unable for a period of ninety (90) days or more during the Term, because of a physical or mental illness or condition, to perform your duties hereunder. In such event, such termination shall be effective as of the date on which MFN gives notice to you that it is terminating your employment hereunder pursuant to this Section 10(b) without further obligation to you other than to pay the compensation and reimbursement amounts provided for herein prorated to the date of such termination; or

                        (iii) In the event of a Material Breach by MFN (as
                defined below) of this Letter Agreement.

                (2) This Letter Agreement may also be terminated prior to the Expiration Date at the option of the Company for Cause (as hereinafter defined). The term for "CAUSE" shall mean and include any of the following events:

                        (i) fraud, misappropriation or embezzlement of funds or
                property by

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                                                                               5


                you involving the Company, MFN or an Affiliated Company (as hereinafter defined);

                        (ii) your conviction in any jurisdiction for any crime
                which (A) constitutes a felony, or (B) constitutes a misdemeanor involving fraud or an act of moral turpitude that results in material harm to the Company, MFN or an Affiliated Company, or their respective businesses or reputations;

                        (iii) your gross misconduct in, or serious neglect of,
                the performance of your duties and responsibilities hereunder, which is materially injurious to the Company, MFN or an Affiliated Company; or

                        (iv) your repeated violation of any reasonable specific
                written directions of the CEO, CFO or President of MFN or the President's designee, which directions are consistent with the provisions of this Letter Agreement, or your breach of any provision of this Letter Agreement which breach could have a material adverse effect on the business or operations of Company, MFN or any Affiliated Company or any material breach of any covenant of this Letter Agreement (including any of its exhibits) and such breach or failure continues uncured for five
                (5) days after written notice thereof is given to you by MFN or the President of MFN.

        In the event of the termination of your employment hereunder for "Cause", such termination shall be effective as of the date of notice of such termination and MFN shall have no further obligations whatsoever hereunder to compensate you pursuant to the terms of this Letter Agreement.

                (3) The term "AFFILIATED COMPANIES" shall mean all entities that directly or indirectly control, or are controlled by, MFN, all entities that are under direct or indirect common control with MFN, and all entities in which MFN has a significant joint venture or other similar interest. "CONTROL" and "CONTROLLED" shall mean possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a corporation, partnership or other entity, whether through ownership of voting securities, by contract or otherwise.

                (4) A "Material Breach by MFN" shall occur if (i) MFN or the Company fails to pay your Base Salary or other compensation in accordance with the terms of this Letter Agreement; (ii) (x) there is a change in the reporting structure described in Section 2 hereof or (y) MFN or the Company assigns you duties that are

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                                                                               6


        materially inconsistent with the duties described in Section 2 above, in each case, without your express written prior consent, which change, assignment or breach remains unchanged or uncured for thirty (30) days after written notice thereof is given by you to MFN or the Company; or
        (iii) you are requested to perform the duties described herein on a regular, full-time basis at a location further than 75 miles from your current principal office location or (iv) you are not reelected to the Board (other than by action of MFN's stockholders).

                  (c) PAYMENTS TO YOU UPON CERTAIN OCCURRENCES. Upon the termination of your employment by you because of a Material Breach by MFN, the termination of your employment by MFN or the Company for any reason other than for Cause (including any termination by the Company (or its successor) following the occurrence of a "Change of Control" of MFN as such term is defined in MFN's 1997 Incentive Stock Plan), you shall be entitled to receive:

                        (i) your unpaid salary through the date of termination,

                        (ii) all previously earned and accrued entitlements and
                benefits from MFN and its employee benefit plans,

                        (iii) an amount equal to the product of your Base Salary
                as determined in accordance with Section 1 of this Letter Agreement multiplied by 2,

                        (iv) continued coverage for your and any covered
                dependents for 2 years under all health, life and disability insurance plans sponsored by MFN or the Company at premium rates in effect at the time of your termination; and

                        (v) immediate vesting of all options held by you.

         11. INTEGRATED AGREEMENT. Please note that this Letter Agreement and the attachments and exhibits hereto supersede any prior agreements, representations or promises of any kind, whether written, oral, express or implied between the parties hereto with respect to the subject matters herein; provided, however, that your existing employment agreement dated as of May 19, 1998, including all the attachments and exhibits thereto (the "Old Agreement"), shall remain in full force and effect unless and until this Letter Agreement becomes effective under Section 13 below. Except as provided in the previous sentences, this Letter Agreement and the attachments and exhibits hereto constitute the full, complete and exclusive agreement between you and the Company with respect to the subject matters herein. This Letter Agreement cannot be changed unless in writing, signed by you and the Company.

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                                                                               7


         12. SEVERABILITY. If any term of this Letter Agreement is held to be invalid, void or unenforceable, the remainder of this Letter Agreement shall remain in full force and effect and shall in no way be affected; and, the parties shall use their best efforts to find an alternative way to achieve the same result.

         13. EFFECTIVE DATE. This Letter Agreement shall not become effective unless and until the date and time at which the merger is consummated in accordance with the terms of the Merger Agreement (the "Effective Date"). Upon the effectiveness of this Letter Agreement as provided in this Section 13, the Old Agreement shall be terminated and of no further force and effect and none of the parties thereto will be entitled to any further rights thereunder. If the Merger Agreement is terminated prior to the consummation of the merger contemplated thereunder, this Letter Agreement shall be deemed invalid and of no force and effect.

         14. THIRD PARTY BENEFICIARY. MFN shall be deemed to be a third party beneficiary under this Letter Agreement and this Letter Agreement expressly confers upon MFN the same rights and remedies that are available to the Company under this Letter Agreement as if MFN were a party to this Letter Agreement.

         15. APPLICABLE LAW. This Letter Agreement shall be governed by and construed in accordance with the laws of the State of California applicable to contracts made and to be wholly performed therein without regard to its conflicts or choice-of-law provisions. With respect to any litigation commenced in respect of this Agreement, the parties consent to the exclusive jurisdiction and venue of the California state courts located in and serving Santa Clara County, California.

         We look forward to having you join our organization as an employee. In order to confirm your agreement with and acceptance of these terms, please sign one copy of this letter and return it to me. The other copy is for your records. If there is any matter in this letter which you wish to discuss further, please do not hesitate to speak to me.



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                                                                               8

                                            Very truly yours,



                                            ABOVENET COMMUNICATIONS INC.

                                            By: /s/ Sherman Tuan
                                                --------------------------------
                                                Name: Sherman Tuan
                                                Title: CEO & Chairman




I agree to the terms of employment set forth in this Letter Agreement.


/s/ David Rand
----------------------------
David Rand

Dated:  June 22, 1999



Accepted and agreed to as of the date first written above by:

METROMEDIA FIBER NETWORK, INC.


By: /s/ Howard M. Finkelstein
    -------------------------------
    Name: Howard M. Finkelstein
    Title: President, COO & Director

                                  ATTACHMENT A
                                 EQUIPMENT LIST

Equipment that is approved in the Budget and/or approved by the President of MFN.

                                  ATTACHMENT B

           EMPLOYEE'S PROPRIETARY INFORMATION AND INVENTIONS AGREEMENT

                       EMPLOYEES PROPRIETARY INFORMATION,
                   INVENTIONS AND RELATED TECHNOLOGY AGREEMENT


As an employee of AboveNet Communications Inc. ("AboveNet"), a wholly owned subsidiary of Metromedia Fiber Network, Inc. ("MFN" and, together with AboveNet, the "Company"), I recognize that the Company is engaged in a continuous program of research, development and production with respect to its business.

RECITALS:

I understand that:

A. Definitions for certain of the capitalized terms used in this Employees Proprietary Information, Inventions and Related Technology Agreement ("Agreement") are contained in Exhibit A attached to this Agreement. Capitalized terms used herein and not otherwise defined herein have the same meaning as defined in the Letter Agreement between me and AboveNet Communications Inc. dated as of June __, 1999 to which this agreement is attached to and incorporated into by reference (the "Employment Agreement").

B. My employment creates a relationship of confidence and trust between the Company and me with respect to any information (i) applicable to the business of the Company; or (ii) applicable to the business of any customer of the Company; or (iii) which the Company is under a contractual obligation to keep confidential which may be made known to me by the Company or by any customer of the Company, or learned by me during the period of my employment.

C.      The Company possesses and will continue to possess Company Information.

D. In consideration for the compensation received by me from the Company, I hereby agree as follows with respect to Company Information and Third Party Information and with respect to the license and assignment of the Transferred Technology.

        1.      PROTECTION OF PROPRIETARY INFORMATION.

                1.1. COMPANY INFORMATION. All Company Information shall be the sole property of the Company and its assigns or a third party, as applicable, and the Company and its assigns or such third party shall be the sole owner of all patents and other rights in connection with such Company Information. I hereby assign to the Company any rights I may have or acquire in any or all Company Information (subject to the ownership rights I retain in the Ethervalve Technology). During the term of my employment by the Company and at all times thereafter, I will keep in confidence and trust all Company Information, and I will not directly or indirectly disclose, sell, use, lecture upon or publish any Company Information or anything relating to it without the written consent of the Company, except as may be necessary in the ordinary course of performing my duties as an employee of the Company. I will obtain the Company s written approval before publishing or submitting for publication any material that relates to my work at the Company or incorporates any Company Information.

                  1.2. THIRD PARTY INFORMATION. I recognize that the Company has received and in the future will receive Third Party Information from third parties subject to a duty on the Company's part to maintain the confidentiality of such information and to use it only for certain limited. I agree, during the term of my employment and thereafter, to hold all such Third Party Information in the strictest confidence and not to disclose or use it, except as necessary in carrying out my work for the Company consistent with the Company's agreement with such third party. Company Information and Third Party Information are collectively referred to herein as "Proprietary Information".

                  My obligations regarding Company Information and Third Party Information shall continue until such time as the Proprietary Information is publicly known without fault on my own part.

         2. AVOID CONFLICT OF INTEREST. During the course of my employment, I shall inform the Company before accepting any employment, consulting or other relationship with another person or entity (i) in any field related to the Company's line of business, or (ii) in a position that requires a significant time commitment. Lack of objection by the Company regarding any particular outside activity does not in any way reduce my obligations under this Agreement.

         3. RETURN OF MATERIALS. All apparatus, computers, computer files and media, data, documents, drawings, engineering log books, equipment, inventor notebooks, programs, prototypes, records, samples, equipment and other information and physical property, whether or not pertaining to Company Information, furnished to me by the Company, or produced by myself or others in connection with my employment, shall be and remain the sole property of the Company and shall be returned promptly to the Company as and when requested by the Company. Should the Company not so request, I shall return and deliver all such property upon termination of my employment for any reason and I will not take with me any such property or any reproduction of such property upon such termination. I further agree that any property situated on the Company's premises and owned by the Company, including computers, computer files, e-mail, voicemail, disks and other electronic storage media, filing cabinets or other work areas, is subject to inspection by Company personnel at any time with or without notice.

        4.      RESTRICTIVE COVENANTS

                      I covenant and agree that:

                  (a) during the Term and for two (2) years thereafter, for any reason whatsoever I will not compete, directly or indirectly, with the Company or any Affiliated Company,(as defined in the Employment Agreement) by participating in the direct or indirect ownership, management, operation or control, whether as an officer, director, partner, employee, advisor, stockholder, investor, consultant, agent, independent contractor or otherwise of any corporation, partnership or other entity which owns, acquires or seeks to acquire or obtain any franchise, lease or license, relating to, or is otherwise engaged in, the acquisition of or planning, design, construction and deployment of fiber optic telecommunications services or the provision of high performance, managed co-location and Internet connectivity solutions for electronic commerce and other business critical Internet operations or similar business purpose (collectively "TELECOMMUNICATIONS AND INTERNET SERVICES"). Notwithstanding the foregoing, nothing provided for herein shall be construed to prohibit you from purchasing shares of stock or otherwise investing in or being a stockholder of a publicly traded company provided that at any one time you and members of your immediate family do not own more than 5% of the voting securities of any such entity.

                  (b) for two (2) years after the termination of the Employment Agreement, for any reason whatsoever:

                           (i) I will not solicit for the provision of Telecommunication and Internet Services in competition with the Company or any Affiliated Company, any person who is a customer of the Company or any Affiliated Company; and

                           (ii) I will not employ or induce or attempt to persuade any employee of the Company or any Affiliated Company to terminate their employment relationship in order to enter into competitive employment or in any way cause or actively participate in the employment of any such individual by anyone else in any business that is competitive with any business then engaged in by the Company or any Affiliated Company.

         5.       BRIBERY, EXTORTION AND KICKBACKS

                  I shall not at any time make or promise to make or accept any payments or transfers of value which has the purpose or effect of public or commercial bribery, acceptance of or acquiescence in extortion, kickbacks or other unlawful or improper means of obtaining or conducting business for the Company. I shall not at any time agree that I will, in connection with my employment or in connection with any other business transactions involving the Company, make or promise to make any payment or transfer anything of value, directly or indirectly, (i) to any governmental official or employee during (including employees of government corporations) (ii) to any political party, official of a political party or candidate (or to an intermediary for payment to any of the foregoing), (iii) to any officer, director, employee, or representative of any actual or potential customer of the Company or (iv) to any other person or entity. The foregoing will not prohibit normal and customary business entertainment or the giving of business mementos of nominal value. In addition, I shall at all times be aware of the requirements and prohibitions of and be in compliance with the United States Foreign Corrupt Practices Act of 1977.

         6. COMPANY INVENTIONS. I will promptly disclose to the Company, or any persons designated by it, any and all Company Inventions; such disclosure shall continue for one (1) year after termination of my employment with respect to any and all such Company Inventions made, conceived, reduced to practice or learned during such one (1) year term. If any application for any United States or foreign patent related to or useful in the business of the Company or any customer of the Company shall be filed by me or for me during the period of one
(1) year after my employment is terminated, the subject matter covered by such application shall be presumed to have been a Company Invention conceived during my employment with the Company.

         7.       OWNERSHIP AND PROTECTION OF INVENTIONS.

                  7.1. THE COMPANY OWNS COMPANY INVENTIONS. I agree that any and all Company Inventions shall be the sole property of the Company and its assigns, and the Company and its assigns shall be the sole owner of all patents, trademarks, copyrights and other rights in connection with such Inventions.

                  7.2. INVENTIONS PROTECTION. I hereby assign to the Company any rights I may have or acquire in Company Inventions. In addition, to the extent permitted by federal copyright law, I agree that any works resulting from my work under this Agreement shall be "works for hire" as defined in federal copyright law. I hereby assign to the Company all of my works of authorship and all rights of copyright, trademark, patent and other such rights ("Intellectual Property Rights") in such works to the extent such works result from my work under this Agreement.

                  7.3. MAINTENANCE OF RECORDS. I agree to keep and maintain adequate and current written records of all Inventions made by me (solely or jointly with others) during the term of my employment with the Company. The records will be in the form of notes, sketches, drawings, and any other format that may be specified by the Company. The records will be available to and remain the sole property of the Company at all times.

                  7.4. ETHERVALVE TECHNOLOGY. I hereby confirm that the license I granted to the Company as of July 10, 1996, was, has always been and currently is, an exclusive (subject only to the prior non-exclusive license that I granted to Aponet), perpetual, irrevocable, royalty-free, worldwide license (with the right to grant sublicenses) to use, copy, modify and fully exploit the product and related technology known as EtherValve, as described in more detail in EXHIBIT B to this Agreement. In addition, I hereby confirm that, as of the date hereof, Company owns all right, title and interest in and to the mark "EtherValve."

                  7.5. MRTG TECHNOLOGY. I hereby confirm that I have granted, and as of the date hereof the Company holds, a non-exclusive perpetual, irrevocable, royalty-free, worldwide license (with the right to grant sublicenses) to use, copy, modify and fully exploit the product and related technology known as MRTG, as described in more detail in EXHIBIT B to this Agreement.

                  7.6. ASSIGNMENT OF ALL RELATED TECHNOLOGY. Effective as of the date of this Agreement, I hereby assign, convey and transfer to Company all right, title and interest in and to all Related Technology. I hereby confirm that I do not own any right, title or interest in or to any of the following marks: AboveNet, APS, ASAP, As-tTR-Here, EtherValve, ISPCondo, ISX, WebCondo, Cabriolet and Remote-Hand-Services.

         8. ASSISTANCE AS TO COMPANY INVENTIONS AND TRANSFERRED TECHNOLOGY. I agree, as to any and all Inventions and Transferred Technology, to assist the Company in every proper way (but at the Company's expense) to obtain and from time to time enforce Intellectual Property Rights on Company Inventions and Transferred Technology in any and all countries. To that end, I will perform any further acts and execute and deliver all documents for use in applying for and obtaining such Intellectual Property Rights there-on and enforcing the same, as the Company may desire, together with any assignments of such protections to the Company or persons designated by it. My obligation to assist the Company in obtaining and enforcing Intellectual Property Rights on Company Inventions and Transferred Technology in any and all countries shall continue beyond the termination of my employment, but, after such termination, the Company shall compensate me at a reasonable rate to be negotiated in good faith for time actually spent by me at the Company's request on such assistance. I acknowledge that I may be unavailable when the Company needs to secure my signature for lawful and necessary documents required to apply for or execute any

Intellectual Property Rights with respect to Company Inventions and Transferred Technology (including renewals, extensions, continuations, divisions or continuations in part of patent applications). Therefore, I agree to irrevocably designate and appoint the Company and its duly authorized officers and agents, as my agents and attorneys-in-fact, to act for and in my behalf and instead of me, to execute and file any such application(s) and to do all other lawfully permitted acts to further the prosecution and issuance of patents, copyrights, trademarks and other protections on Inventions with the same legal force and effect as if executed by me. The Company shall also have the right to keep any and all Company Inventions and Transferred Technology as trade secrets. I hereby waive and quitclaim to the Company any and all claims of any nature whatsoever, which I now or may hereafter have for infringement of Intellectual Property Rights assigned hereunder to the Company.

         9. EMPLOYEE INVENTIONS. If in the course of my employment with the Company, I incorporate into a Company product, process or machine an Employee Invention or any other inventions, technical writings, papers, journal articles, developments, improvements, and trade secrets, which are owned by me or in which I have an exclusive interest, the Company is hereby granted and shall have a nonexclusive, royalty-free, irrevocable, perpetual, worldwide license to make, have made, modify, use and sell such Employee Invention as part of or in connection with such product, process or machine. I acknowledge and agree that the Company and its subsidiaries or affiliates are free to compete or develop information, inventions and products within the areas and type of the Employee Inventions.

         10. NO CONFLICTING OBLIGATION. I represent that my performance of all the terms of this Agreement and the Employment Agreement with the Company does not and will not breach any agreement to keep in confidence proprietary information acquired by me in confidence or in trust prior to my employment by the Company. I have not entered into, and I agree I will not enter into, any agreement either written or oral in conflict with this Agreement. I also understand that I am not to breach any obligation of confidentiality I have to others during my employment with the Company.

         11. NO IMPROPER USE OF INFORMATION OF PRIOR EMPLOYERS OR OTHERS. As part of the consideration for the offer of employment by the Company and of my employment or continued employment by the Company, I have not brought and will not bring to the Company, or use or disclose in the performance of my responsibilities any equipment, supplies, facility, electronic media, software, trade secret or other information or property of any former employer or any other person or entity which are not generally available to the public, unless I have obtained their written authorization for its possession and use.

         12. NOTIFICATION OF NEW EMPLOYER. In the event of the termination of my Employment Agreement for any reason, I hereby consent to the notification of my new employer of my rights and obligations under this Agreement and my Employment Agreement.

         13. REPRESENTATIONS AND WARRANTIES. I represent and warrant to the Company that:

                  (a) I have full power and authority to enter into this Agreement and the Employment Agreement, and this Agreement and the Employment Agreement have been duly and validly executed and delivered by me and constitute my legal, valid and binding obligation, enforceable against me in accordance with its terms;

                  (b) The execution and delivery of this Agreement and the Employment Agreement by me and my performance hereunder and thereunder will not violate any provision of law and will not conflict with or result in a breach of any judgment, decree, order, writ, injunction, regulation, ordinance or other similar document or instrument of any court or governmental authority, and will not (with or without the giving of notice or lapse of time, or both) violate or breach any term or condition of, or constitute a default under, any agreement, document or instrument to which I am a party or by which I am bound; and

                  (c) The execution and delivery of this Agreement and the Employment Agreement by me and my performance hereunder and thereunder do not require the consent or approval of any other person or entity.

         14. NOTICES. All notices and other communications hereunder and under the Employment Agreement shall be in writing and shall be deemed to have been duly given if delivered by hand, registered or certified mail (first class postage and fees prepaid, return receipt requested), telecopier or overnight courier guaranteeing next-day delivery, as follows:

                  (a)      If to the Company, one copy to:

                           AboveNet Communications Inc.
                           50 W. San Fernando
                           Suite #1010
                           San Jose, California 95113
                           Attention:  President
                           Telecopier No.:  (408) 367-6688

                           with a copy (which shall not constitute notice) to:

                           Metromedia Fiber Network, Inc.

                           c/o Metromedia Company
                           One Meadowlands Plaza, 6th Floor
                           East Rutherford, New Jersey  07073
                           Attention:  General Counsel
                           Telecopier No.:   (201) 531-2803

                  (b)      If to the Executive, one copy to:

                           Mr. David Rand
                           15864 Highland Drive
                           San Jose, CA  95127-1743

                           with a copy (which shall not constitute notice) to:

                           Irwin M. Heller, Esq.
                           Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. One Financial Center
                           Boston, MA  02111

         15. EQUITABLE RELIEF. I acknowledge that any breach or threatened breach by me of this Agreement will result in immediate and irreparable harm to the Company, for which the Company will be entitled to injunctive relief to restrain me from violating this Agreement or to compel me to cease and desist all unauthorized use and disclosure of the Proprietary Information, without posting bond or other security. I will indemnify Company against any costs, including reasonable legal fees, incurred in obtaining relief against my breach of this Agreement. Nothing in this section shall be construed as prohibiting the Company from pursuing any other remedies available to it for such breach or threatened breach, including recovery of damages from me.

         16. MODIFICATIONS. No modification of this Agreement shall be valid unless made in writing and signed by the parties hereto.

         17. SEVERABILITY. If any term or provision of the Agreement shall be declared invalid, illegal or unenforceable, such term or provision shall be amended to achieve as nearly as possible the same effect of protecting Proprietary Information as the original term or provision, and all remaining provisions shall continue in full force and effect.

         18. TERM OF EMPLOYMENT. My obligations under this Agreement shall survive the termination of my employment under my Employment Agreement.

         19. SECTION 2870 INVENTIONS. Section 6 of this Agreement does not apply to inventions which qualify fully for protection under section 2870 of the California Labor Code ("Section 2870") . Currently, Section 2870 applies to inventions for which no equipment, supplies, facility or trade secret information of the Company was used and which was developed entirely on my own time, and (i) which does not relate, at the tine of conception or reduction to practice of the invention, to the business of the Company, or to the Company's actual or demonstrably anticipated research or development, or (ii) which does not result from any work performed by me for the Company.

         20. SURVIVAL OF OBLIGATIONS. This Agreement shall survive termination of my employment, regardless of the circumstances of such termination.

         21. EFFECTIVE DATE. This Agreement shall be effective as of the effective date of the Employment Agreement.

         22. BINDING EFFECT. This Agreement shall be binding upon my heirs, executors, administrators or other legal representatives and shall inure to the benefit of successors and assigns of the Company.

         23. INTEGRATED AGREEMENT. This Agreement, together with my Employment Agreement, constitutes the full, complete and exclusive agreement between the Company and me with regard to this Agreement's subject matter. This Agreement supersede any previous agreements or representations, whether oral or written, express or implied between the Company and me with respect to their subject matter. This Agreement shall not be modified unless in writing, signed by me and the Company and the Employment Agreement shall not be modified unless in writing, signed by me and the Company.

         24. EXHIBITS. The following Exhibits are made a part of and incorporated by reference in this agreement:

                  Exhibit A:                Definitions.
                  Exhibit B:                Transferred Technology

         25. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of California without regard to its conflict or choice-of-law provisions.

         26. ACKNOWLEDGMENT. I certify and acknowledge that I have carefully read all of the provisions of this Agreement and that I understand and will fully and faithfully comply with such provisions.

Dated as of June 22, 1999

                                            EMPLOYEE

                                            By: /s/ David Rand
                                                --------------------------------
                                            Name:  David Rand
                                            Title:

                                       Social Security No. 571 89 2347

                                       Address:

                                       15864 Highland Dr.
                                       San Jose, CA 95127-1743

ABOVENET COMMUNICATIONS INC.

BY: /s/ David I. Larson
    --------------------------------
    Name: David I. Larson
    Title: Senior Vice President and
           Chief Financial Officer

ACCEPTED AND AGREED TO BY:

METROMEDIA FIBER NETWORK, INC.

BY: /s/ Howard Finkelstein
    --------------------------------

                                    EXHIBIT A

        1. DEFINITIONS. As used in the foregoing Agreement, the following terms shall have the meanings as defined below. Where the context so indicates, a word in the singular form shall include the plural and vice-versa.

        1.1. COMPANY INFORMATION shall mean Information that the Company has created, discovered, developed or acquired. Company Information does not include any Employee Information. Company Information includes, but is not limited to, the Transferred Technology and all Company network, peering and transit agreements.

        1.2. COMPANY INVENTION shall mean an Invention that I make, conceive or reduce to practice or learn, either alone or jointly with others, that (i) results from tasks assigned me by the Company or directed by me in the scope of my employment by Company, or
                (ii) results from use of premises, equipment or materials owned, leased or contracted for by the Company. In particular, if the Company sends to me a "Task Assignment Form" substantially in the form attached as Exhibit C, and I agree that the task described in such form is within the scope of my duties for the Company, then I will sign and return the Task Assignment Form to Company and each invention that I make in connection with my performance of such task will be a Company Invention.

        1.3. EMPLOYEE INFORMATION shall mean Information that I have created, discovered, developed or acquired outside the scope of my employment by Company and not using any premises, equipment, or materials owned, leased or contracted for by Company.

        1.4. THIRD PARTY INFORMATION shall mean Information that Company receives from a third party that is private, confidential or proprietary to such third party.

        1.5. INFORMATION shall mean all information, whether oral or written, including but not limited to information pertaining to inventions, confidential knowledge, trade secrets, ideas, data, programs, works of authorship, know-how, improvements, discoveries, designs, techniques, and technical information.

        1.6. TRANSFERRED TECHNOLOGY shall mean, collectively, the Ethervalve Technology, the MRTG Technology and the Related Technology, each as defined in Exhibit B to this Agreement. customer monitoring software called Asymmetric Allocation of Packets("ASAP")

                                    EXHIBIT B

TRANSFERRED TECHNOLOGY

ETHERVALVE TECHNOLOGY LICENSED TO ABOVENET COMMUNICATIONS INC:

         All right, title and interest (including patent rights, copyrights, trade secret rights, mask work rights, trademark rights and other rights throughout the world) relating to any and all inventions (whether or not patentable), works of authorship, mask works, designs, know-how, ideas and information relating to bandwidth management software known as "EtherValve")

MRTG TECHNOLOGY LICENSED TO ABOVENET COMMUNICATIONS INC.:

         All right, title and interest (including patent rights, copyrights, trade secret rights, mask work rights, trademark rights and other rights throughout the world) relating to any and all inventions (whether or not patentable), works of authorship, mask works, designs, know-how, ideas and information relating to customer monitoring software known as Multi Router Traffic Grapher ("MRTG")

RELATED TECHNOLOGY ASSIGNED TO THE COMPANY:

         All right, title and interest (including patent rights, copyrights, trade secret rights, mask work rights, trademark rights and other rights throughout the world) relating to any and all inventions (whether or not patentable), works of authorship, mask works, designs, know-how, ideas and all related hardware design, software code (both source code and binary format), methodology and algorithms for the following software programs:

        Customer monitoring and notification software called "Automated Pro-Active Services, "APS");

        Customer monitoring software called Asymmetric Allocation of Packets ("ASAP").

                                    EXHIBIT C

                              TASK ASSIGNMENT FORM

          ABOVENET COMMUNICATIONS INC., A DIVISION OF METROMEDIA FIBER
                                  NETWORK, INC.


Date:


AboveNet Communications Inc. Task Description:




Requested Deliverables:





AboveNet Communications Inc. Completion Date:




The undersigned MFN employee agrees to perform the task(s) described in this Task Assignment Form and agrees that any Deliverables I provide to MFN and inventions that I may make in the course of performing such tasks, will be Company Inventions as defined in my "Employee's Proprietary Information, Inventions and Related Technology Agreement."



                                       ---------------------------------
                                       David Rand